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                                                                     Exhibit 5.2



              Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
                          1400 Glenarm Place, 3rd Floor
                           Denver, Colorado 80202-5099


                                 October 6, 1999



EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

         Re: EchoStar Communications Corporation 17,206,232 Shares of Class A
             Common Stock to Be Sold Pursuant to Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to EchoStar Communications Corporation, a Nevada corporation ("EchoStar"), in connection with the filing by EchoStar with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 17,206,232 Shares of EchoStar's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). The Class A Common Stock was issued pursuant to the Purchase Agreement dated as of November 30, 1998 by and among American Sky Broadcasting, LLC ("ASkyB"), The News Corporation Ltd. ("News Corporation"), MCI Telecommunications Corporation ("MCI") and EchoStar, as amended by the First Amendment to Purchase Agreement dated as of June 23, 1999 (collectively the "Purchase Agreement"). Capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies of certified or otherwise identified to our satisfaction, of (i) the Purchase Agreement; (ii) the Registration Rights Agreement dated as of June 24, 1999 by and among EchoStar, MCI, ASkyB and News America Incorporated, a wholly-owned subsidiary of News Corporation; (iii) the Amended and Restated Articles of Incorporation and the Bylaws of EchoStar, each as amended to date; and (iv) records of certain of EchoStar's proceedings relating to, among other things, the issuance and sale of the Class A Common Stock pursuant to the Purchase Agreement. In addition, we have made such other examinations of law and facts as we considered necessary in order to form a basis for the opinions expressed herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents


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EchoStar Communications Corporation
October 6, 1999
Page 2

against each party thereto other than EchoStar, the authenticity of all documents submitted to us as originals, the conformity to the original document of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents, the legal capacity of all individuals who have executed any of the documents we have reviewed, the correctness of all statements of fact contained in all such original documents and the lack of any undisclosed termination, modification, waiver, or amendment with respect to any document reviewed by us.

         We are members of the bar of the State of Colorado and, for purposes of this opinion, do not hold ourselves out as experts on the law of any jurisdiction other than the State of Colorado and the United States of America. Insofar as this opinion relates to or is dependent upon matters governed by the law of the State of Nevada, we have, with your consent, relied upon the opinion of Hale Lane Peek Dennison Howard and Anderson dated September 30, 1999.

         In expressing the opinions set forth herein, we have relied upon representations as to factual matters contained in certificates of officers of EchoStar.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the shares of Class A Common Stock to be offered and sold pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

         This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  Very truly yours,



                                                  /s/ Friedlob Sanderson Raskin
                                                 -------------------------------
                                                      Paulson & Tourtillott, LLC